Exhibit 99.1

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: February 10, 2022	By:	COOPERATIEVE GILDE HEALTHCARE III SUB-HOLDING U.A. By: GILDE HEALTHCARE III MANAGEMENT B.V. Its: Manager /s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

	By:	COOPERATIEVE GILDE HEALTHCARE III SUB-HOLDING 2 U.A. By: GILDE HEALTHCARE III MANAGEMENT B.V. Its: Manager /s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

	By:	GILDE HEALTHCARE III MANAGEMENT B.V. /s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director
	By:	GILDE HEALTHCARE HOLDING B.V. /s/ Edwin de Graaf
		Name:	Edwin de Graaf
		Title:	Managing Director

	By:	/s/ Edwin de Graaf
Edwin de Graaf

	By:	MARTEMANSHURK BV /s/ Pieter van der Meer
Name: Pieter van der Meer Title: Managing Partner